Exhibit 99.1

ICU Medical, Inc. Announces First Quarter 2015 Results
SAN CLEMENTE, Calif., May 5, 2015 (GLOBE NEWSWIRE) -- ICU Medical, Inc., (Nasdaq:ICUI) ("ICU Medical"), a leader in innovative medical devices used in infusion therapy, oncology and critical care applications, today announced financial results for the first quarter ended March 31, 2015.
First Quarter 2015 Results
First quarter 2015 revenue was $81.5 million, compared to $73.2 million in the same period last year. GAAP net income for the first quarter of 2015 was $9.7 million, or $0.60 per diluted share, as compared to GAAP net income of $6.7 million, or $0.43 per diluted share, for the first quarter of 2014. Adjusted diluted earnings per share for the first quarter of 2015 was $1.02 as compared to $0.54 for the first quarter of 2014. Also, adjusted EBITDA was $26.0 million for the first quarter of 2015 as compared to $16.8 million for the first quarter of 2014.
Vivek Jain, ICU Medical's Chief Executive Officer, said, "Our first quarter results were slightly above our expectations as we achieved gains in our direct channel in Oncology and in both our direct and OEM channels in Infusion Therapy.“
Revenues by market segment for the three months ended March 31, 2015 and 2014 were as follows:

	(dollars in millions)
	Three months ended March 31,
Market Segment	2015	2014	Change
Infusion Therapy	$58.5	$50.0	$8.5
Oncology	8.9	9.0	(0.1)
Critical Care	13.7	14.0	(0.3)
Other	0.4	0.2	0.2
	$81.5	$73.2	$8.3
The Company ended the first quarter with a strong balance sheet. As of March 31, 2015, cash, cash equivalents and investment securities totaled $354.8 million and working capital was $421.1 million. Additionally, the Company generated operating cash flow of $13.3 million for the first quarter of 2015.
Conference Call
The Company will be conducting a conference call concerning these announcements at 4:30 p.m. EST (1:30 p.m. PST), today, Tuesday, May 5, 2015. The call can be accessed at 800-936-9761, international 408-774-4587, conference ID 30292682. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.
Use of Non-GAAP Financial Information
This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). Our management believes that the non-GAAP data provides useful supplemental information to management and investors regarding our performance and facilitates a more meaningful comparison of results of operations between current and prior periods. The non-GAAP financial measures included in this press release are adjusted EBITDA and adjusted diluted earnings per share ("Adjusted Diluted EPS"). Adjusted EBITDA excludes intangible asset amortization expense, depreciation expense, stock compensation expense, legal settlement expense and income tax expense. Adjusted Diluted EPS excludes, net of tax, intangible asset amortization expense, stock compensation expense and legal settlement expense.
The non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies.
Reconciliations of our GAAP to non-GAAP financial are included in the financial tables in this press release.
About ICU Medical, Inc.
ICU Medical, Inc. (Nasdaq:ICUI) develops, manufactures and sells innovative medical devices used in infusion therapy, oncology and critical care applications. ICU Medical's products improve patient outcomes by helping prevent bloodstream infections and protecting healthcare workers from exposure to infectious diseases or hazardous drugs. The Company's complete product line includes custom IV systems, closed delivery systems for hazardous drugs, needlefree IV connectors, hemodynamic monitoring systems and closed blood sampling systems. ICU Medical is headquartered in San Clemente, California. More information about ICU Medical, Inc. can be found at www.icumed.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as ''will,'' ''expect,'' ''believe,'' ''could,'' ''would,'' ''estimate,'' ''continue,'' ''build,'' ''expand'' or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future. These forward-looking statements are based on Management's current expectations, estimates, forecasts and projections about the Company and assumptions Management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to, decreased demand for the Company's products, decreased free cash flow, the inability to recapture conversion delays or part/resource shortages on anticipated timing, or at all, changes in product mix, increased competition from competitors, lack of continued growth or improving efficiencies and unexpected changes in the Company's arrangements with its largest customers. Future results are subject to risks and uncertainties, including the risk factors, and other risks and uncertainties, described in the Company's filings with the Securities and Exchange Commission, which include those in the Annual Report on Form 10-K for the year ended December 31, 2014. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ICU Medical, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands, except per share data)

	March 31, 2015	December 31, 2014
	(unaudited)	(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$308,533	$275,812
Investment securities	46,254	70,952
Cash, cash equivalents and investment securities	354,787	346,764
Accounts receivable, net of allowance for doubtful accounts of $1,046 at March 31, 2015 and $1,127 at December 31, 2014	42,595	39,051
Inventories	37,660	36,933
Prepaid income taxes	4,941	3,963
Prepaid expenses and other current assets	6,634	5,818
Deferred income taxes	7,393	4,683
Total current assets	454,010	437,212

PROPERTY AND EQUIPMENT, net	82,288	86,091
GOODWILL	1,478	1,478
INTANGIBLE ASSETS, net	6,657	7,063
DEFERRED INCOME TAXES	9,911	9,258
	$554,344	$541,102
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$12,548	$11,378
Accrued liabilities	20,349	17,350
Total current liabilities	32,897	28,728

DEFERRED INCOME TAXES	2,123	1,376
INCOME TAX LIABILITY	1,222	2,746
COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS’ EQUITY:
Convertible preferred stock, $1.00 par value Authorized-500 shares; Issued and outstanding- none	—	—
Common stock, $0.10 par value - Authorized, 80,000 shares; Issued, 15,778 shares at March 31, 2015 and 15,595 shares at December 31, 2014; Outstanding, 15,769 shares March 31, 2015 and 15,595 shares at December 31, 2014	1,578	1,559
Additional paid-in capital	118,367	107,336
Treasury stock, at cost - 9 shares at March 31, 2015 and 0 shares at December 31, 2014	(795)	—
Retained earnings	418,597	408,911
Accumulated other comprehensive loss	(19,645)	(9,554)
Total stockholders’ equity	518,102	508,252
	$554,344	$541,102
______________________________________________________
(1) December 31, 2014 balances were derived from audited consolidated financial statements.

ICU Medical, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Amounts in thousands, except per share data)
(unaudited)

	Three months ended March 31,
	2015	2014
REVENUES:
Net sales	$81,323	$73,113
Other	161	117
TOTAL REVENUE	81,484	73,230
COST OF GOODS SOLD	38,970	37,203
Gross profit	42,514	36,027
OPERATING EXPENSES:
Selling, general and administrative	20,174	22,519
Research and development	4,308	3,631
Legal settlement	7,059	—
Total operating expenses	31,541	26,150
Income from operations	10,973	9,877
OTHER INCOME	526	210
Income before income taxes	11,499	10,087
PROVISION FOR INCOME TAXES	(1,813)	(3,430)
NET INCOME	$9,686	$6,657
NET INCOME PER SHARE
Basic	$0.62	$0.44
Diluted	$0.60	$0.43
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	15,693	15,097
Diluted	16,234	15,395

ICU Medical, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(unaudited)

	Three months ended March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$9,686	$6,657
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,629	4,765
Provision for doubtful accounts	—	3
Provision for warranty and returns	31	(410)
Stock compensation	2,813	1,973
Loss (gain) on disposal of property and equipment	2	(5)
Bond premium amortization	943	601
Cash provided (used) by changes in operating assets and liabilities
Accounts receivable	(4,947)	2,416
Inventories	(1,785)	(2,267)
Prepaid expenses and other assets	(980)	(800)
Accounts payable	1,951	382
Accrued liabilities	3,300	(2,557)
Income taxes, including excess tax benefits and deferred income taxes	(2,392)	1,956
Net cash provided by operating activities	13,251	12,714
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,357)	(5,908)
Proceeds from sale of asset	—	5
Intangible asset additions	(208)	(120)
Purchases of investment securities	(9,205)	(36,908)
Proceeds from sale of investment securities	31,785	30,936
Net cash provided (used) by investing activities	20,015	(11,995)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	4,777	4,202
Proceeds from employee stock purchase plan	1,041	1,384
Tax benefits from exercise of stock options	3,059	1,178
Purchase of treasury stock	(1,435)	(5,835)
Net cash provided by financing activities	7,442	929
Effect of exchange rate changes on cash	(7,987)	(47)
NET INCREASE IN CASH AND CASH EQUIVALENTS	32,721	1,601
CASH AND CASH EQUIVALENTS, beginning of period	275,812	226,022
CASH AND CASH EQUIVALENTS, end of period	$308,533	$227,623

NON-CASH INVESTING ACTIVITIES
Accrued liabilities for property and equipment	$144	$1,008

ICU Medical, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Amounts in thousands, except per share data)
(unaudited)

	Adjusted EBITDA
	Q1
	2015	2014
GAAP net income	$9,686	$6,657

Non-GAAP adjustments:
Stock compensation expense (a)	2,813	1,973
Depreciation and amortization expense (b)	4,629	4,765
Legal settlement (c)	7,059	—
Provision for income taxes (d)	1,813	3,430
Total non-GAAP adjustments	16,314	10,168

Adjusted EBITDA	$26,000	$16,825

	Adjusted diluted earnings per share
	Q1
	2015	2014
GAAP diluted earnings per share	$0.60	$0.43

Non-GAAP adjustments:
Stock compensation expense (a)	$0.17	$0.13
Amortization expense (e)	$0.04	$0.04
Legal settlement (c)	$0.43	$—
Estimated income tax impact from adjustments (f)	$(0.22)	$(0.06)
Adjusted diluted earnings per share	$1.02	$0.54

(a) Stock-based compensation expense in accordance with ASC 718. (b) Depreciation of fixed assets and amortization of intangible assets. (c) Legal settlement.
(d) Income tax expense recognized during the period. (e) Amortization expense (f) Estimated income tax effect on adjustments for stock compensation expense, amortization expense and legal settlement.

CONTACT:
ICU Medical, Inc.
Scott Lamb, Chief Financial Officer
(949) 366-2183

ICR, Inc.
John Mills, Partner
(646) 277-1254